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                                                                     EXHIBIT 1.1

                                    FORM OF
                            DEALER MANAGER AGREEMENT



                                          July ______, 1996



     Morgan Stanley & Company Incorporated
     1585 Broadway
     New York, New York 10036

     Goldman, Sachs & Co.
     One New York Plaza
     New York, New York 10004

     Ladies and Gentlemen:

     1.   General  Unocal Corporation, a Delaware corporation (the "Company")
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     proposes to exchange _____% Trust Convertible Preferred Securities (the
     "Trust Preferred Securities") of Unocal Capital Trust (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12, of the Delaware Code, 12 Del. C. Sec 3801 et seq.) for that number of shares of $3.50 Convertible Preferred Stock (par value $.10 per share) (the "Preferred Shares") of the Company determined as set forth in the Prospectus (as hereinafter defined). The Trust Preferred Securities will be guaranteed (the "Guarantee") by the Company to the extent described in the Prospectus (as hereinafter defined). The exchange offer, as it may be amended and supplemented, described above is herein referred to as the "Exchange Offer." In connection with the Exchange Offer, the Company will deposit in the Trust as trust assets its _____% Convertible Junior Subordinated Debentures due 2026 (the "Debentures") and the Trust will transfer to the Company the Trust Preferred Securities and its common securities (the "Common Securities") as set forth in the Prospectus.

     2.   Engagement as Dealer Manager.  By this Dealer Manager Agreement (the
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     "Agreement"), each of the Company and the Trust hereby engages and appoints each of you as the exclusive Dealer Managers for the Exchange Offer and authorizes each of you to act as such in connection with the Exchange
     Offer.
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     As Dealer Managers each of you agrees, in accordance with your customary practice,to perform in connection with the Exchange Offer those services as are customarily performed by investment banking concerns in connection with similar offers, including, without limitation, soliciting from individuals and institutions the tender of Preferred Shares pursuant to and in accordance with the terms and conditions of the Exchange Offer. You shall act as independent contractors in connection with the Exchange Offer with duties solely to the Company and the Trust and nothing herein contained shall constitute you as an agent of the Company or the Trust in connection with the solicitation of such Preferred Shares pursuant to and in accordance with the terms and conditions of the Exchange Offer; provided,
                                                                     ---------
     however, that the Company hereby authorizes the Dealer Managers, and/or one
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     or more registered brokers or dealers chosen by the Dealer Managers, to act as the Company's agent in making the Exchange Offer to residents of any jurisdiction in which such agent designation may be necessary to comply with applicable law. Nothing in this Agreement shall constitute the Dealer Managers, either individually or collectively, partners or joint venturers with the Company, the Trust or any of their subsidiaries. On the basis of the representations and warranties and agreements of the Company and the Trust contained herein and subject to and in accordance with the terms and conditions hereof and of the Exchange Offer, the Dealer Managers agree to act in such capacity.

     3.   Registration Statement, Prospectus and Offering Materials.  (a) The
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     Company and the Trust have prepared and filed with the Securities and
     Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder (collectively, the "Securities Act"), a registration statement on Form S-4 covering the registration of the Trust Preferred Securities, the Guarantee, the Debentures, and shares of the Common Stock, $1.00 par value per share, of the Company issuable upon conversion of the Trust Preferred Securities and the Debentures. Such registration statement, including the exhibits thereto and any documents incorporated by reference therein, as amended at the time it becomes effective or as thereafter amended or supplemented from time to time, is herein called the "Registration Statement." The final prospectus included in the Registration Statement (including any documents incorporated in the prospectus by reference) is herein called the "Prospectus," except that if the final prospectus furnished to the Dealer Managers for use in connection with the Exchange Offer differs from the prospectus set forth in the Registration Statement (whether or not such prospectus is required to be filed pursuant to Rule 424(b)), the term "Prospectus" shall refer to the final prospectus furnished to the Dealer Managers for such use. The terms "supplement" and "amendment" or "supplemented" and "amend" as used herein with respect to the Prospectus shall include all documents deemed to

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     be incorporated by reference in the Prospectus that are filed subsequent to the date of the Prospectus and prior to the termination of the Exchange Offer by the Company with the Commission pursuant to the Securities
     Exchange Act of 1934, as amended (the "Exchange Act").

          (b) The Company and the Trust have prepared and filed, or agree that prior to or on the date of commencement of the Exchange Offer (the "Commencement Date") they will file, with the Commission under the Exchange Act and the rules and regulations promulgated thereunder a Statement on
     Schedule 13E-4 with respect to the Exchange Offer (including the exhibits thereto and any documents incorporated by reference therein, the "Schedule 13E-4").

          (c) The Registration Statement, Prospectus and the related letters from the Dealer Managers to securities brokers, dealers, commercial banks, trust companies and other nominees, letters to beneficial owners of Preferred Shares, letters of transmittal (the "Letters of Transmittal"), notice of guaranteed delivery (the "Notice of Guaranteed Delivery") and any newspaper announcements, press releases and other offering materials and information the Company may use or prepare, approve or authorize for use in connection with the Exchange Offer, including the Schedule 13E-4 as amended or supplemented from time to time, are herein collectively referred to as the "Exchange Offer Materials."

          4.  Use of Exchange Offer Material.  (a) The Exchange Offer Materials
              ------------------------------
     have been or will be prepared and approved by, and are the sole responsibility of, the Company and the Trust. The Company shall, to the extent permitted by law, use its best efforts to disseminate the Exchange Offer Materials to each registered holder of any Preferred Shares, as soon as practicable after the Commencement Date, pursuant to Rule 13e-4 under the Exchange Act and comply in all material respects with its obligations thereunder. Thereafter, to the extent practicable until three days prior to the Expiration Date of the Exchange Offer, the Company shall use its best efforts to cause copies of such Exchange Offer Materials and a return envelope to be mailed to each person who becomes a holder of record of any Preferred Shares. The Company and the Trust acknowledge and agree that you may use the Exchange Offer Materials as specified herein without assuming any responsibility for independent verification on your part and the Company and the Trust represent and warrant to you that you may rely on the accuracy and completeness of any information delivered to you by or on behalf of the Company or the Trust without assuming any responsibility for independent verification of such information or without performing or receiving any appraisal or evaluation of the assets or liabilities of the Company or the Trust.

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          (b) The Company and the Trust agree to provide you as many copies as you may reasonably request of the Exchange Offer Materials. The Company and the Trust agree that within a reasonable time prior to using or filing with any federal, state or other governmental agency or instrumentality of the United States of any Exchange Offer Materials, it will submit copies of such materials to you and will give reasonable consideration to your and your counsel's comments, if any, thereon. The Company and the Trust agree prior to the termination of the Exchange Offer, before amending or supplementing the Registration Statement or the Prospectus, to furnish copies of drafts to, and consult with, the Dealer Managers and their counsel within a reasonable time in advance of filing with the Commission of any amendment or supplement to the Registration Statement, the Prospectus or the other Exchange Offer Materials. Neither the Company nor the Trust shall file any such amendment or supplement to which the Dealer Managers shall reasonably object; provided, however that the foregoing
                                       -----------------
     requirement shall not apply to any of the Company's filings with the Commission required to be filed pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, copies of which filings the Company will cause to be delivered to each of the Dealer Managers promptly after being transmitted for filing with the Commission.

          (c) The Company has furnished or shall use its best efforts to furnish to you, or cause the transfer agents or registrars for the Preferred Shares to furnish to you, as soon as practicable after the date hereof (to the extent not previously furnished), cards or lists in reasonable quantities or copies thereof showing the names of persons who were the holders of record or, to the extent available, the beneficial owners of the Preferred Shares as of a recent date, together with their addresses and the number of Preferred Shares held by them. Additionally, the Company and the Trust shall update, or cause the transfer agents or registrars referred to above to update, such information from time to time during the term of this Agreement as may be reasonably requested by you. Except as otherwise provided herein, you agree to use such information only in connection with the Exchange Offer.

          (d) The Company and the Trust authorize the Dealer Managers to use the Exchange Offer Materials in connection with the Exchange Offer and for such period of time as any such materials are required by law to be delivered in connection therewith. The Dealer Managers shall not have any obligation to cause any Exchange Offer Materials to be transmitted generally to the holders of Preferred Shares.

          (e) Each of the Company and the Trust authorizes the Dealer Managers to communicate with any information agent (the "Information Agent") or exchange agent (the "Exchange Agent") appointed by the Company or the Trust to act in

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     such capacity in connection with the Exchange Offer. The Company and the
     Trust will arrange for the Exchange Agent to advise you daily, as necessary, as to such matters relating to the Exchange Offer as you may reasonably request.

          (f) The Company and the Trust agree that any reference to the Dealer Managers in any Exchange Offer Materials or in any newspaper announcement or press release or other document or communication is subject to the Dealer Managers' prior consent, which consent shall not be unreasonably withheld.

          5.   Withdrawal. In the event that either the Company or the Trust (i)
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     uses or permits the use of, or files with the Commission, any amendment or supplement to the Registration Statement and any such document has not been previously submitted to you for your comment if prior submission is required in accordance with the provisions of Section 4(b) hereof; or (ii) shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein, then you shall be entitled upon written notice to the Company and the Trust to withdraw as Dealer Managers in connection with the Exchange Offer without any liability or penalty to you or any other indemnified person (as defined in Section 11 below) and without loss of any right to indemnification or contribution provided in
     Section 11 or to the payment of (x) all fees payable pursuant to Section 6 with respect to the Preferred Shares tendered prior to the date of withdrawal and (y) all reasonable expenses payable hereunder which have accrued through the date of such withdrawal.

          6.   Fees. The Company and the Trust have agreed to pay certain fees
               ----
     of the Dealer Managers in connection with the Exchange Offer as set forth in a separate letter agreement dated [ ] among the Company, the Trust and the Dealer Managers (the "Engagement Letter").

          7. Expenses and Reimbursement of Expenses. The Company and the Trust,
             --------------------------------------
     jointly and severally, agree to pay the reasonable costs and expenses incident to the performance of the obligations hereunder, including, without limitation, all costs and expenses (i) incurred by dealers and brokers (including yourself), commercial banks, trust companies and nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Materials to their customers, (ii) incident to the preparation, issuance, execution and delivery of the Trust Preferred Securities, (iii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus (including, without limitation, in each case all exhibits, amendments and supplements thereto), (iv) incurred in connection with the registration or qualification of the Trust Preferred Securities under the laws of such jurisdictions as the Dealer Managers may designate (including, without limitation, reasonable

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     fees of counsel for the Dealer Managers and its reasonable disbursements),
     (v) in connection with the printing (including word processing and duplication costs) and delivery of all Exchange Offer Materials (including, without limitation, any preliminary and supplemental blue sky memoranda) including, without limitation, mailing and shipping; (vi) all advertising expenses related to the Exchange Offer and the fees and expenses of the Exchange Agent and the Information Agent; (vii) the fees and disbursements of Munger, Tolles & Olson, counsel to the Company and Trust, Coopers & Lybrand, L.L.P., auditors to the Company and (viii) the fees and expenses of the trustee of the Trust (the "Trustee"). In addition, the Company and the Trust, jointly and severally, agree to reimburse the reasonable out-of-pocket expenses of the Dealer Managers in connection with the Exchange Offer (including, without limitation, the reasonable legal fees and expenses of counsel to the Dealer Managers in connection with the Exchange Offer).

          8.  Representations, Warranties and Certain Agreements of the Company
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     and the Trust. Each of the Company and the Trust jointly and severally
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     represents and warrants to you, and agrees with you, that as of the
     Commencement Date and at all times on or prior to date when the Exchange Offer is consummated (the "Closing Date"):

          (a) the Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

          (b) (i) the Exchange Offer Materials, including the Registration Statement and Prospectus, comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Exchange Act and the applicable rules and regulations of the Commission thereunder; (ii) the Registration Statement, when it became effective, did not contain and as amended or supplemented, if applicable, will not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and (iii) none of the Prospectus or other Exchange Offer Materials contains, and, as amended or supplemented, if applicable, will contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the representations and warranties set forth in this paragraph 8(b) do not apply (A) to statements or omissions in the Exchange Offer Materials, the Registration Statement or the Prospectus based upon information relating to the Dealer Managers furnished to the Company in writing by the Dealer Managers expressly for use therein or (B) to that part of the Registration

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     Statement that constitutes the Statements of Eligibility and Qualification
     (Form T-1) under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), of the Trustee under the Indenture (as defined below), as institutional trustee under the Declaration (as defined below), and as trustee under the Guarantee;

          (c) the Company has the corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Declaration, the Indenture and the Guarantee; and the Trust has the business trust power and authority to execute, deliver and perform its obligations under this Agreement;

          (d) this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding obligation of the Company;

          (e) this Agreement has been duly and validly authorized, executed and delivered by the Trust and is a valid and binding obligation of the Trust;

          (f) the Exchange Offer does not conflict with any provision of existing indebtedness of the Company;

          (g) the Prospectus as amended or supplemented in relation to the Exchange Offer shall have been filed with the Commission pursuant to Rule 424(b), if required, within the applicable time period prescribed for such filing by the rules and regulations under the Act;

          (h) on or prior to the Commencement Date, the Exchange Agent Agreement shall be in full force and effect;

          (i) The Trust Preferred Securities to be issued pursuant to the Exchange Offer will be duly authorized by the Trust's Amended and Restated Declaration of Trust (the "Declaration") upon execution and delivery of the Declaration in the form filed with the Registration Statement, and, when issued and delivered in accordance with the terms of this Agreement in exchange for Preferred Shares pursuant to the Exchange Offer, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust, not subject to any preemptive or similar rights, and will conform in all material respects to all statements relating thereto contained in the Prospectus. Holders of Trust Preferred Securities will be entitled, subject to the terms of the Declaration, to the same limitation of personal liability extended to stockholders of private corporations for profit.

          (j) The Declaration and the Guarantee have been duly authorized by the Company and, as of the Closing Date, will have been duly executed and delivered

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     by the Company. Assuming due authorization, execution and delivery of the
     Declaration by the Trustees, the Declaration will, as of the Closing Date, be a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Guarantee, as of the Closing Date, will be a valid and binding obligation of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (k) The Indenture between the Company and the Indenture Trustee (including the related supplemental indenture governing the Debentures to be deposited in the Trust, the "Indenture"), has been duly qualified under the Trust Indenture Act and by the Indenture Trustee and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable in accordance with its terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and
     (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

          (l) The Debentures to be deposited in the Trust as trust assets in connection with the Exchange Offer have been duly authorized, and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, when executed and delivered by the Company to the Indenture Trustee, and when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Trust pursuant to the terms of the Exchange Offer, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms, except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

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          (m)  The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (n) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, is and will be treated as a "grantor trust" for Federal income tax purposes under existing law, has the business trust power and authority to conduct its business as presently conducted and as described in the Prospectus, and is not required to be authorized to do business in any other jurisdiction.

          (o) Union Oil Company of California has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or to be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

          (p) The authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

          (q) The execution and delivery by the Company and the Trust of, and the performance by the Company and the Trust of their obligations under, this Agreement, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Declaration, the Indenture and the Guarantee, the issuance and delivery by the Trust of the Trust Preferred Securities and the consummation of the Exchange Offer and the fulfillment of the terms herein contemplated will not contravene, violate, conflict with, result in the breach of, or constitute a default under (i) any provision of applicable law or regulation; (ii) the certificate of incorporation or by-laws of the Company; (iii) the Declaration or any agreement or other instrument binding upon the Trust or the Company or any of its subsidiaries; or (iv) any judgment, determination, order or decree of any governmental body, agency or court having jurisdiction over the Trust or the Company or any of its subsidiaries other than, in the case of clauses

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     (i), (iii) and (iv), any such contravention, violation, conflict, breach, or default that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of, or the qualification with, any governmental body or agency is required for the performance by the Company and the Trust of their obligations under this Agreement, the issuance and delivery of the Trust Preferred Securities and the consummation of the Exchange Offer, except such as may be required by the Securities Act, the Exchange Act or the Trust Indenture Act and as may be required by the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the Exchange Offer.

          (r) There has not occurred any material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

          (s) There are no legal or governmental proceedings pending or threatened to which the Trust or the Company or any of its subsidiaries is a party or to which any of the properties of the Trust or the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described, other than such proceedings that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required.

          (t) The Company and the Trust are not, and after giving effect to the consummation of the Exchange Offer, will not be an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

          (u) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company or to require the Company to include such securities with the Trust Preferred Securities registered pursuant to the Registration Statement.

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          (v) Except as described in the Prospectus and except for (i) other noncompliance with Environmental laws (as defined below), (ii) failure to receive required permits, licenses or other approvals or (iii) failure to comply with the terms and conditions of permits, licenses or approvals, which, in the case of clauses (i) through (iii), are not likely, based on management's evaluation of known and anticipated claims, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries, taken as a whole, the Company and its subsidiaries are (x) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (y) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (z) are in compliance with all terms and conditions of any such permit, license or approval.

          (w) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, capital or operating expenditures required for clean-up, costs of closure of properties or compliance with Environmental Laws or permits, licenses or approvals, costs of related constraints on operating activities). The Company also periodically reviews potential liabilities under Environmental Laws to third parties. On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities are disclosed, in accordance with the requirements of the Exchange Act and the Securities Act, in all material respects.

          (x) Each of the Company and the Trust has complied with all provisions of Section 517.075 Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

          9.  Conditions to Dealer Manager's Obligations. The obligations of the
              ------------------------------------------
     Dealer Managers hereunder are subject, as of the Commencement Date and at all times on or prior to the Closing Date, to the accuracy of the representations and warranties on the part of the Company and the Trust herein, to the accuracy of the statements of officers of the Company and of the Trust made pursuant to the provisions hereof, to the performance by the Company and the Trust of their respective obligations hereunder and to the following additional conditions:

          (a) subsequent to the execution and delivery of this Agreement and prior to the Closing Date,

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               (i)  there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating or preliminary rating accorded the Trust Preferred Securities or of any other securities of or guaranteed by the Company or any of its subsidiaries by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;
          and

               (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Trust or the Company and its subsidiaries taken as a whole, from that described in the Prospectus that, in the Dealer Managers' judgement, is material and adverse and that makes it, in the Dealer Managers' judgement, impracticable to market the Trust Preferred Securities on the terms and in the manner contemplated in the Registration Statement;

          (b) on the Commencement Date and the Closing Date, you shall have received a certificate, dated such date and signed by an authorized officer of the Company and an authorized officer of the Trust acceptable to you, to the effect set forth in clause (a) above, and to the effect that the representations and warranties of the Company and the Trust, as the case may be, contained in this Agreement shall be true and correct as of the Closing Date and that the Company and the Trust, as the case may be, shall have performed all of their respective obligations to be performed hereunder on or prior to the Closing Date. The officers signing and delivering such certificate on behalf of the Company and the Trust may rely upon the best of their knowledge as to proceedings threatened;

          (c) each of the Company and the Trust shall have furnished to you on each of the Commencement Date and the Closing Date, such additional certificates or other documents as are typically delivered in connection with a transaction of this type and which you may reasonably request;

          (d) on the Closing Date and, except as to clauses (iii), (iv) and (v), on the Commencement Date, the Dealer Managers shall have received a signed opinion of Munger, Tolles & Olson, counsel for the Company and the Trust, dated as of such date, to the effect that:

               (i) this Agreement has been duly authorized, executed and delivered by the Company;

               (ii) the Exchange Agent Agreement has been duly authorized, executed and delivered by the Company;

               (iii) the Indenture has been duly qualified under the Trust Indenture Act, has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, constitutes a valid and binding agreement of the Company enforceable in accordance with its terms except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

               (iv) the Debentures when executed and authenticated in accordance with the provisions of the Indenture, assuming due authorization, execution and delivery of the Indenture by the Indenture Trustee, and delivered pursuant to the terms of the Exchange Offer will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms except as the enforcement thereof may be limited by
          (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

               (v) the Guarantee has been duly authorized, executed and delivered and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally and

          (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity);

               (vi) the statements made in the Prospectus under the captions, "Description of the Trust Convertible Preferred Securities," "Description of the $3.50 Convertible Preferred Stock," "Description of the Convertible Debentures," "Description of the Guarantee," and "Description of the Common Stock" insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and are accurate in all material respects;

               (vii) neither the Company nor the Trust is, or after giving effect to the consummation the Exchange Offer, will be, and neither the Company nor the Trust is directly or indirectly "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended;

               (viii) such counsel (1) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated therein as to which such counsel need not express an opinion and except for that part of the Registration Statement that constitutes the Forms T-1) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (2) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the Prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) has no reason to believe that (except for financial statements and schedules, and other financial and statistical data as to which such counsel need not express any belief) the Prospectus at the date of such opinion contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading.

          In rendering such opinion, such counsel may rely as to matters of fact on certificates of officers of the Company and of public officials, may rely upon the opinion delivered pursuant to paragraph (h) of this Section 9 as to the laws of the State of New York and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of California, the federal law of the United States and the Delaware General Corporation Law.

          With respect to paragraph (viii) above, such counsel may state that it has not independently verified the accuracy, completeness or fairness of the statements made or included or incorporated by reference therein and takes no responsibility therefor and that such opinion is based upon such counsel's examination of the Registration Statement, the Prospectus as amended or supplemented and any documents incorporated by reference thereto, its participation in the preparation of the Registration Statement and Prospectus and its participation in conferences with certain officers and employees of the Company and its subsidiaries and any others referred to in such opinion.

          (e) On the Commencement Date and the Closing Date (except with respect to paragraph (iv) which will be given on the Closing Date), the Dealer Managers shall have received a signed opinion of Morris, Nichols, Arsht & Tunnell, Delaware counsel for the Company and the Trust, dated as of such date, to the effect that:

               (i) the Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act, is and has the business trust power and authority to conduct its business as described in the Prospectus;

               (ii) assuming due authorization, execution and delivery of the Declaration by the Company and the Trustees, the Declaration is a valid and binding agreement of the Company and the Trustees, enforceable in accordance with its terms except as the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (iii) considerations of public policy or the effect of applicable law relating to fiduciary duties;

               (iii) assuming due authorization, execution and delivery of the Declaration by the Company and the Trustees, the execution and delivery of this Agreement by the Trust, and the performance by the Trust of its obligations hereunder, will have been duly authorized by all requisite business trust action on the part of the Trust;

               (iv) the Trust Preferred Securities and the Common Securities have been duly authorized by the Declaration and are duly and validly issued and, subject to the terms of the Declaration, fully paid and nonassessable beneficial interests in the assets of the Trust. The holders of Preferred Securities and the Common Securities will be, subject to the terms of the Declaration, entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; and

               (v) under the Declaration and the Delaware Act, the issuance of the Trust Preferred Securities and the Common Securities is not subject to preemptive rights.

          (f) On the Commencement Date and the Closing Date, the Dealer Managers shall have received a signed opinion of the General Counsel of the Company, dated as of such date, to the effect that:

               (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (ii) Union Oil Company of California has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of California has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

               (iii) this Agreement has been duly authorized, executed and delivered by the Company;

               (iv) the authorized capital stock of the Company conforms as to legal matters to the description thereof contained in the Prospectus;

               (v) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Declaration, the Indenture, the Debentures and the Guarantee, and the consummation of the Exchange Offer and the fulfillment of the terms herein contemplated (including the issuance of the Trust Preferred Securities and the Common Securities by the Trust) will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any of its subsidiaries (including the Trust) or any material agreement or other instrument binding upon the Company or any of its subsidiaries (including the Trust) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary (including the Trust), and no consent, approval or authorization or order of, or qualification with, any governmental body or agency is required for the performance by either the Trust or the Company of its obligations under this Agreement, the Declaration, the

          Indenture, the Debentures and the Guarantee, and the consummation of the Exchange Offer, except such as may be required by the Securities Act, the Exchange Act or the Trust Indenture Act or the securities or Blue Sky laws of the various states or the securities laws of non-U.S. jurisdictions in connection with the Exchange Offer;

               (vi) after due inquiry, to the best of such counsel's knowledge, such counsel does not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries (including the Trust) is a party or to which any of the properties of the Company or any of its subsidiaries (including the Trust) is subject that is required to be described in the Registration Statement or the Prospectus and is not so described, other than such proceedings that individually or in the aggregate would not have a material adverse effect on the Company and its subsidiaries taken as a whole, or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

               (vii) such counsel is of the opinion that the Company is (i) in compliance with any and all applicable Environmental Laws, (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except as otherwise described in or contemplated in the Prospectus and except for such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which such counsel believes, based on his evaluation of known and anticipated claims, are not likely, singly or in the aggregate, to have a material adverse effect on the Company and its subsidiaries taken as a whole; and

               (viii) such counsel (1) is of the opinion that the Registration Statement and Prospectus (except for financial statements and schedules and other financial and statistical data included or incorporated therein as to which such counsel need not express an opinion and except for that part of the Registration Statement that constitutes the Forms T-1) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (2) has no reason to believe that (except for financial statements and schedules and other financial and statistical data as to which such counsel need not express any belief) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) has no reason to believe that (except for financial statements and schedules, and other financial and statistical data as to which such counsel need not express any belief), the Prospectus at the date of such opinion contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading;

               (ix) the statements made in "Item 3-Legal Proceedings" of the Company's most recent annual report on Form 10-K, in "Item 1-Legal Proceedings" of any quarterly report on Form 10-Q and in "Item 5-Other Events" of any current report on Form 8-K included or incorporated by reference in the Prospectus, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and are accurate in all material respects.

     In rendering such opinion, such counsel may rely as to certain matters of fact on certificates of officers of the Company and of public officials, may rely upon the opinion delivered pursuant to paragraph (h) of this Section 9 as to the laws of the State of New York and may state that such counsel expresses no opinion as to the laws of any jurisdiction other than the State of California, the federal law of the United States and the Delaware General Corporation Law.

          With respect to paragraph (viii) above, counsel for the Company may state that such counsel's opinion and belief are based upon the participation of the office of such counsel in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but are without independent check or verification, except as specified.

          (g) The Dealer Managers shall have received the opinion of Miller & Chevalier Chartered, tax counsel for the Company and the Trust, dated as of the Commencement Date and the Closing Date to the effect that the Trust will be treated as a "grantor trust" for Federal income tax purposes under existing law and covering the Statements made in the Prospectus under "Certain Federal Income Tax Considerations."

          (h) The Dealer Managers shall have received the opinion of Davis Polk & Wardwell, counsel for the Dealer Managers, dated as of the Commencement Date and the Closing Date, covering the incorporation and legal existence of the Company, the issuance and delivery of the Trust Preferred Securities, this Agreement, the Registration Statement, the Prospectus and such other related matters as the Dealer Managers may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, and the Federal law of the United States and the corporate law of the State of Delaware, upon the opinions of counsel satisfactory to the Dealer Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials.

          (i) The Company and the Trust will also furnish to you from time to time (including on the Closing Date), up to the last acceptance of Preferred Shares pursuant to the Exchange Offer, any further opinion of counsel, satisfactory to your counsel, as you may reasonably request.

          (j) You shall have received, on the Commencement Date and the Closing Date, letters, dated the Commencement Date and the Closing Date, as the case may be, reasonably satisfactory to you of Coopers & Lybrand, L.L.P., containing statements and information of the type ordinarily included in accountants' "comfort letters" with respect to the consolidated financial statements of the Company and Trust and certain financial information contained in the Registration Statement and the Prospectus.

          The Company and the Trust will furnish you with such executed or conformed copies of such opinions, certificates, letters and documents as you may reasonably request.

          10.  Covenants of the Company and the Trust. Each of the Company and
               --------------------------------------
     the Trust covenants with the Dealer Managers: (a) To use its reasonable efforts to cause the Registration Statement, including any post-effective amendment thereto, to become effective promptly and will notify the Dealer Managers immediately and, if requested by the Dealer Managers, will confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall have become effective, or any supplement to the Prospectus or any amended Prospectus or any amended or additional Exchange Offer Materials shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of any request by the Commission to amend the Registration Statement or amend or supplement the Prospectus or the other Exchange Offer Materials or for additional information relating to the Exchange Offer and (iv) of (A) the issuance by the Commission of any stop order suspending the use of any Exchange Offer Materials or any qualification of the Trust Preferred Securities for offering or sale in connection with the Exchange Offer in any jurisdiction, (B) the institution or threatening of any proceedings for any of such purposes or (C) the occurrence of any event which could cause the Company or the Trust to withdraw, rescind, terminate or modify the Exchange Offer or would permit the Company or the Trust to exercise any right not to accept Preferred Shares tendered pursuant to the Exchange Offer. Each of the Company and the Trust will use its reasonable efforts to prevent the issuance of any such stop order, the issuance of any order preventing or suspending such use and the suspension of any such qualification and, if any such order is issued or qualification suspended, to obtain the lifting of such order or suspension at the earliest practicable time;

          (b) To comply in all material respects with the Securities Act, the Exchange Act and the Trust Indenture Act in connection with the Exchange Offer Materials, the Exchange Offer and the transactions contemplated hereby and thereby, as applicable. If at any time when the Prospectus is required by the Securities Act or Exchange Act to be delivered in connection with the Exchange Offer, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Dealer Managers or counsel for the Company or the Trust, to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials in order that the Prospectus or such other Exchange Offer Materials will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements in the Prospectus or such other Exchange Offer Materials, in the light of the circumstances under which they were made, not misleading or if, in the opinion of either such counsel, it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus or any other Exchange Offer Materials to comply with the requirements of the Securities Act or Exchange Act, the Company and the Trust will promptly prepare, file with the Commission, subject to Section 4(b) hereof, and furnish, at its own expense, to the Dealer Managers and to the dealers (whose names and address will be furnished to the Company and the Trust by the Dealer Managers) to which Preferred Shares may have been exchanged, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus or such other Exchange Offer Materials comply with such requirements;

          (c) To endeavor, in cooperation with the Dealer Managers, to qualify the Trust Preferred Securities for offering and sale in connection with the Exchange Offer under the applicable securities or Blue Sky laws of such jurisdictions as the Dealer Mangers may reasonably request and to maintain such qualifications in effect for such time as may be required for the consummation of the Exchange Offer. In each jurisdiction in which the Trust Preferred Securities have been so qualified, the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement;

          (d) To make generally available to its security holders and to the Dealer Managers as soon as practicable an earnings statement covering a twelve-month period beginning not later than the first day of the Trust's fiscal quarter next following the effective date of the Registration Statement that satisfies the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder; and

          (e) To use its best efforts to advise or cause the Exchange Agent to advise the Dealer Managers at 5:00 P.M., New York City time, or promptly thereafter, daily (or more frequently if requested), by telephone or facsimile transmission, with respect to Preferred Shares tendered as follows: (i) the aggregate number of Preferred Shares validly tendered and represented by certificates physically held by the Exchange Agent or confirmations of receipt of book-entry transfer of Preferred Shares pursuant to the procedures set forth in the Exchange Offer on such day;
     (ii) the aggregate number of Preferred Shares represented by Notices of Guaranteed Delivery on such day; (iii) any Preferred Shares properly withdrawn on such day; and (v) the cumulative totals of the number of Preferred Shares in categories (i) through (iii), inclusive, above.

          11.  Indemnification and Contribution; Settlement of Litigation;
               -----------------------------------------------------------
     Release. Each of the Company and the Trust jointly and severally agrees to:
     -------
     (a) Indemnify and hold harmless the Dealer Managers, the partners, the directors and officers of the Dealer Managers and each person, if any, who controls the Dealer Managers ("Indemnified Persons") within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act
     (i) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Dealer Managers or any such controlling person in connection with defending or investigating any such action or claim) (A) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any related preliminary prospectus, the Prospectus, the Schedule 13E-4 or any Exchange Offer Materials (as amended or supplemented if the Company or the Trust shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information relating to the Dealer Managers furnished to the Company and the Trust in writing by the Dealer Managers expressly for use therein); or (B) which arises out of or is based upon a withdrawal, rescission or modification of or a failure to make or consummate the Exchange Offer; and (ii) against any other loss, claim, damage or liability which is related to, otherwise arises out of or is based upon or asserted against you in connection with your acting as a Dealer Manager in connection with the Exchange Offer, rendering financial advisory services to the Company or the Trust in connection with the Exchange Offer or which arises in connection with any other matter referred to in this Agreement, except to the extent any such losses, damages, liabilities or claims referred to in this clause (ii) result from the Dealer Managers' gross negligence or bad faith in performing the services that are the subject of this Agreement. The Company or the Trust also agree that neither you nor any of your affiliates, nor any of your partners, officers, directors, agents, employees or controlling persons (if any), as the case may be, of you or any such affiliates, shall have any liability to the Company or the Trust or any person asserting claims on behalf of or in right of the Company or the Trust for or in connection with any matter referred to in this Agreement except to the extent that any loss, damage, liability or claim incurred by the Company or the Trust results from the Dealer Managers' gross negligence or bad faith in performing the services that are the subject of this Agreement.

          (b) Indemnify and hold harmless the Dealer Managers, the directors and officers of the Dealer Managers and each person, if any, who controls the Dealer

     Managers within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Exchange Act from and against any other losses, claims, damages or liabilities (including, without limitation, any legal or other expenses reasonably incurred by the Dealer Managers or any such controlling person in connection with defending or investigating any such action or claim) which otherwise arise in connection with the Exchange Offer, except to the extent any such loss, damage, claim or liability referred to in this
     Section 11(b) which is finally judicially determined to have resulted from the bad faith, gross negligence or wilful misconduct of any Indemnified Person. The Company and the Trust also agree that no person indemnified under this Section 11(b) shall have any liability (whether direct or indirect, in contract or tort or otherwise) to them for or in connection with the Exchange Offer except for any such liability for losses, claims, damages or liabilities incurred by the Company and the Trust that are finally judicially determined to have resulted from the bad faith, gross negligence or wilful misconduct of such indemnified person.

          (c) The Dealer Managers agree, severally and not jointly, to indemnify and hold harmless each of the Company and the Trust, their directors, trustees and officers who sign the Registration Statement or the
     Schedule 13E-4, and each person, if any, who controls the Company or the Trust within the meaning of either Section 15 of the Securities Act or
     Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Trust and the Company to the Dealer Managers contained in Section 11(a)(A) above, but only with reference to information relating to the Dealer Managers furnished to the Company or the Trust in writing by the Dealer Managers expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, the Schedule 13E-4, any other Exchange Offer Material or any amendment or supplement thereto.

          (d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to paragraphs (a), (b) or (c) of this Section 11, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless
     (A) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (B) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Dealer Managers and such partners, directors, officers and control persons of the Dealer Managers, such firm shall be designated in writing by Morgan Stanley & Co. Incorporated. In the case of any such separate firm for the Company or the Trust, and such directors, officers, trustees and control persons of the Company or the Trust, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

          (e) If the indemnification provided for above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (A) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust, on one hand, and the Dealer Managers, on the other hand, from the Exchange Offer or (B) if the allocation provided by clause (A) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (A) above but also the relative fault of the Company and the Trust, on the one hand, and of the Dealer Managers, on the other hand, in connection with the statements or omissions or any other matter that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Trust, on the one hand, and the Dealer Managers, on the other hand, in connection with the Exchange Offer shall be deemed to be in the same respective proportions as the maximum aggregate principal amount of the Trust Preferred Securities issuable pursuant to the Exchange Offer bears to the total Dealer Managers' fee under the Engagement Letter attributable to the Exchange Offer payable to the Dealer Managers pursuant to the Engagement Letter. The relative fault of the Company and the Trust, on the one hand, and the Dealer Managers, on the other hand, (A) in the case of any untrue statement of a material fact or omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Trust, on the one hand, or by the Dealer Managers, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (B) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the Company or the Trust or their affiliates or by the Dealer Managers, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action or omission.

          (f) The Company, the Trust and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to Section 11(e) above were determined by pro rata allocation or by any other method of allocation
                        --- ----
     that does not take account of the equitable considerations referred to in
     Section 11(e) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in
     Section 11(e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Agreement, the Dealer Managers shall not be required to contribute any amount in excess of the fee paid to the Dealer Managers in connection with the Exchange Offer as provided in the Engagement Letter. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities
     Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (g) The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          (h) The indemnity and contribution provisions contained in this Agreement and the representations and warranties of the Company and the Trust contained in this Agreement shall remain operative and in full force and effect regardless of (A) any termination of this Agreement, (B) any investigation made by or on behalf of the Dealer Managers or its officers, directors, partners or any person controlling the Dealer Managers, or by or on behalf of the Company or the Trust, any of their respective officers, directors, trustees or any person controlling the Company or any Trust or (C) consummation of the Exchange Offer.

          (i) With respect to the Exchange Offer (and for no other purpose), this Section 11 shall supersede the indemnity agreement attached to the Engagement Letter and with respect to the Exchange Offer (and for no other purpose) such indemnity agreement shall be of no further effect.

         12.  Termination.  (a) This Agreement shall terminate upon the earliest
              -----------
     to occur of (i) thirty days after the Expiration Date, (ii) any of the conditions specified in Section 9 has not been fulfilled as of any date such condition is required to be fulfilled pursuant to Section 9 (and the Dealer Managers shall have notified the Company and the Trust thereof) or
     (iii) the date on which the Company and the Trust terminate or withdraw the Exchange Offer for any reason (the earliest to occur of clauses (i), (ii) and (iii) being referred to as the "Termination Date").

          (b) Notwithstanding termination of this Agreement pursuant to subsection (a) above, the obligations of the parties pursuant to Sections 6, 7 and 11 shall survive any termination of this Agreement.

          13.  Severability. If any term or other provision of this Agreement is
               ------------
     invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

          14.  Counterparts. This Agreement may be executed by the different
               ------------
     parties hereto in one or more separate counterparts, each of which when executed shall be deemed an original, but all of which together shall constitute one and the same agreement.

          15.  Binding Effect.  This Agreement shall be binding upon and inure
               --------------
     solely to the benefit of each party hereto and the Indemnified Persons, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy.

          16.  Governing Law. This Agreement shall be governed by and construed
               -------------
     in accordance with the laws of the State of New York.

          17.  Consent to Jurisdiction. (a) Each of the Company and the Trust
               -----------------------
     (i) agrees that any legal suit, action or proceeding brought by the Dealer Managers arising out of or relating to this Agreement, the Indenture, the Trust Preferred Securities, the Exchange Offer Materials or the transactions contemplated hereby or thereby may be instituted in any federal or state court in New York City, (ii) irrevocably waives, to the fullest extent it may effectively do so, any objection (x) which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any federal or state court in New York City or (y) that any such suit, action or proceeding has been brought in an inconvenient forum, and (iii) irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.

          (b) Each of the Company and the Trust irrevocably designates and appoints [ ] as its authorized agent upon which process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby which may be instituted in any federal or state court in New York City, and agrees that service of process upon such agent, and written notice of said service to the Company or the Trust, as the case may be, by the person serving the same, shall be deemed in every respect effective service of process upon the Company or the Trust, as the case may be, in any such suit or proceeding. Each of the Company and the Trust further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such agent in full force and effect.

          (c) Each of the Company and the Trust agree that a final judgment in any such legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

          18.  Entire Agreement. This Agreement, together with the Engagement
               ----------------
     Letter (including all attachments) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

          19.  Amendment.  This Agreement may not be amended except in a writing
               ---------
     signed by each party to be bound thereby.

          20.  Notices. All notices and other communications required or
               -------
     permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered in person, by cable, fax, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the parties hereto as follows (or, as to each party, at such other address as shall be designated by such party in a written notice complying as to delivery with the terms of this paragraph):

          (a)  If to you:

               Morgan Stanley & Co. Incorporated
               1585 Broadway
               New York, New York  10036
               Fax No:  (212) 761-0367

               Attention: Equity Syndicate
               With a copy to: Legal Department

               Davis Polk & Wardwell
               450 Lexington Avenue
               New York, New York 10017

               Fax No.:  (212) 450-4800

               Attention: Bruce Dallas, Esq.

               and:

               Goldman, Sachs & Co.
               333 South Grand Avenue
               Suite 1900
               Los Angeles, California

               Fax No.: (213) 617-5763

               Attention: [          ]

          (b)  If to the Company or the Trust,

               Unocal Corporation
               2141 Rosecrans Avenue
               Suite 4000
               El Segundo, California 90245

               Fax No.: (310) 726-7875

               Attention: General Counsel

               With a copy to:

               Munger, Tolles & Olson
               355 South Grand Avenue
               35th Floor
               Los Angeles, California 90071-1560

               Fax No.:  (213) 687-3702

               Attention: R. Gregory Morgan, Esq.

          21.  Subheadings.  The descriptive headings contained in this
               -----------
     Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          Please indicate your willingness to act as Dealer Managers on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this letter, whereupon this letter and your acceptance shall constitute a binding agreement among us.

                                       Very truly yours,

                                       UNOCAL CORPORATION


                                       By:________________________
                                        Name:
                                        Title:

                                       UNOCAL CAPITAL TRUST


                                       By:________________________
                                        Name:
                                        Title:

     Accepted and agreed as of the date
     first above written:

     MORGAN STANLEY & CO. INCORPORATED



     By:  __________________________
      Name:
      Title:


     GOLDMAN, SACHS & CO.


     _______________________________
     Goldman, Sachs & Co.